UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 9, 2021

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor, Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Preliminary Operating Trends for the Two-Month Period Ended August 31, 2021 and 2019

Caesars Entertainment, Inc., a Delaware corporation (“Caesars” or “we”) provided preliminary unaudited operating results for the two-month period of July 1, 2021 to August 31, 2021 as compared to the same period ended August 31, 2019. These trends are preliminary estimates only, based solely on currently available information. We caution you that these trends may not continue. Caesars does not intend to update interim results. In addition, the results are preliminary, based on management estimates, have not been reviewed by Caesars’ auditors and are subject to change. Caesars does not prepare monthly, property-level financials and Caesars has not yet closed the financial records for the quarter and, as a result, the figures below may not be indicative of final results for these periods in July or August 2021 or indicative of the full quarter. As a result, the discussion below constitutes forward-looking statements and, therefore, we caution you that these statements are subject to risks and uncertainties, including possible adjustments and the risk factors highlighted under “Risk Factors” in Caesars public filings and the more detailed information included or referred to under the heading “Cautionary Note Regarding Forward Looking Statements” below and the other information included in the documents incorporated or deemed incorporated by reference herein and therein.

The “same-store” results below reflect results of operations for periods prior to our consolidation of Horseshoe Baltimore, merger with Caesars Entertainment Corporation and acquisition of William Hill Plc’s U.S. operations. Additionally, same-store results exclude results of operations for the following divested properties: Caesars Southern Indiana, the Caesars UK group, including Emerald Resort & Casino, MontBleu Casino Resort & Spa, Tropicana Evansville, Eldorado Resort Casino Shreveport, Bally’s Atlantic City, Harrah’s Reno, Isle Casino Cape Girardeau, Isle of Capri Casino Kansas City, Lady Luck Casino Vicksburg, Mountaineer Casino Racetrack & Resort and Lady Luck Casino Caruthersville. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP.

The following table presents our estimated range of net revenues by segment for the two months ended August 31, 2021 as compared to the same period ended August 31, 2019:

				Same-Store
	2021 Estimate		2019	2021 Estimate		2019
(In millions)	Low	High	Actual	Low	High	Actual
Net Revenues:
Las Vegas	$670	$684	$—	$670	$684	$645
Regional	1,032	1,052	451	1,079	1,101	1,068
Managed	42	46	—	38	42	47
Corporate	2	4	1	2	4	3

Total Excl. Caesars Digital	$1,746	$1,786	$452	$1,789	$1,831	$1,763

Caesars Digital	53	59	5	53	59	30

Total Net Revenues	$1,799	$1,845	$457	$1,842	$1,890	$1,793

Adjusted EBITDA (defined herein), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non- GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income or interest expense, net of interest capitalized, (benefit) provision for income taxes, unrealized (gain) loss on investments and marketable securities, depreciation and amortization, stock-based compensation, impairment charges, transaction expenses, severance expense, selling costs associated with the divestitures of properties, equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, (gain) loss related to divestitures, changes in the fair value of certain derivatives and certain non-recurring expenses such as sign-on and retention bonuses, business optimization expenses and transformation expenses, certain litigation awards and settlements, contract exit or termination costs, and certain regulatory settlements. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. It is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under our leases with affiliates of GLPI and VICI Properties, Inc. and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

The following table presents our estimated range of Adjusted EBITDA by segment for the two months ended August 31, 2021 as compared to the same period ended August 31, 2019:

				Same-Store
	2021 Estimate		2019	2021 Estimate		2019
(In millions)	Low	High	Actual	Low	High	Actual
Adjusted EBITDA:
Las Vegas	$342	$364	$—	$342	$364	$231
Regional	407	435	141	420	446	326
Managed	14	18	—	14	17	7
Corporate	(29)	(23)	(7)	(29)	(23)	(49)

Total Excl. Caesars Digital	$734	$792	$134	$747	$804	$515

Caesars Digital	(58)	(48)	2	(58)	(48)	(6)

Total Adjusted EBITDA	$676	$744	$136	$689	$756	$509

For the periods above, depreciation and amortization is expected to be between $188 million and $200 million for the period July 1, 2021 to August 31, 2021 and was $34 million for the same period in 2019 and interest expense is expected to be between $377 million and $393 million for the 2021 period and was $48 million for the 2019 period. Caesars is unable to reconcile Adjusted EBITDA to net income for the 2021 period due to uncertainties in taxes and other items. Net income was between $23 million and $69 million for the two months ended August 31, 2021. For the 2019 period, net income was $43 million.

Agreement to Sell William Hill Non-US Assets

On September 9, 2021, Caesars issued a press release announcing an agreement to sell 100% of the equity interests of William Hill Cayman Holdings Limited, the owner of the non-US assets of William Hill, to 888 Holdings Plc as described under Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not otherwise be incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Item 7.01, including Exhibit 99.1 attached hereto, is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Item 8.01 Other Events.

Agreement to Sell William Hill Non-US Assets

Caesars has entered into an agreement to sell 100% of the equity interests of William Hill Cayman Holdings Limited, the owner of the non-US assets of William Hill, to 888 Holdings Plc for approximately £2.2bn. After the repayment of debt and other working capital adjustments, Caesars expects to receive net proceeds from the transaction of approximately £835mm or $1.2 billion. The transaction is subject to customary regulatory approvals and receipt of the approval of shareholders of 888 Holdings Plc. Caesars’ expectation is that the transaction should close during the first quarter of 2022.

Partial Redemption of 5.25% Senior Notes due 2025

On September 9, 2021, Caesars’ subsidiaries, Caesars Resort Collection, LLC and CRC Finco, Inc. (collectively, the “Issuers”), delivered a notice of partial redemption for $500 million of the Issuers’ outstanding 5.250% Senior Notes due 2025 (the “Notes”) at a redemption price of 101.313% of the principal amount of the Notes, plus accrued and unpaid interest (if any), to be redeemed on October 15, 2021 or such later date as the Issuers may determine in their sole discretion (the “Redemption Date”). As of June 30, 2021, there was $1.7 billion aggregate principal amount of the Notes outstanding. Deutsche Bank Trust Company Americas is serving as the trustee for the Notes and as the paying agent for the partial redemption.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by Caesars’ use of the words “may,” “will,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond Caesars’ control and could materially affect actual results, performance, or achievements.

Although Caesars believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Caesars cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Important risk factors that may affect Caesars’ business, results of operations and financial position are detailed from time to time in Caesars’ filings with the Securities and Exchange Commission. Caesars does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: September 9, 2021	By:	/s/ Bret Yunker
	Name:	Bret Yunker
	Title:	Chief Financial Officer